As filed with the Securities and Exchange Commission on August 21, 1998
                                                Registration No. 333-___________
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             -----------------------

                         FIRSTPLUS FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)
             Nevada                                               75-2561085
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

       1600 Viceroy, 8th Floor
             Dallas, Texas                                          75235
(Address of principal executive offices)                          (Zip Code)
                             -----------------------

              Amended and Restated FIRSTPLUS Financial Group, Inc.
                          1998 Long-Term Incentive Plan
                    Restricted Stock Grants to Jack Roubinek
                   Stock Option Agreement for Veretta Anderson
                     Stock Option Agreement for Rich Bailey
                   Stock Option Agreement for William P. Benac
                      Stock Option Agreement for Mark Blinn
                      Stock Option Agreement for Ron Conner
                    Stock Option Agreement for Charles Coons
                   Stock Option Agreement for Michael Dillman
                Stock Option Agreement for William G. Eisenhauer
                     Stock Option Agreement for Kevin Gates
                  Stock Option Agreement for Linda L. Glidewell
                     Stock Option Agreement for John Griggs
                     Stock Option Agreement for Brent Hansen
                    Stock Option Agreement for John R. Hauge
                    Stock Option Agreement for William Homer
                    Stock Option Agreement for Stephen Ingram
                     Stock Option Agreement for Jeff Johnson
                  Stock Option Agreement for William G. Joiner
                     Stock Option Agreement for David Jones
                  Stock Option Agreement for Simone Lagomarsino
                     Stock Option Agreement for Scott Mackay
                    Stock Option Agreement for Valerie Martin
                     Stock Option Agreement for Robert Mirto
                  Stock Option Agreement for Richard W. Nelson
                  Stock Option Agreement for James M. O'Reilly
                     Stock Option Agreement for Kim Phillips
                     Stock Option Agreement for Terrie Reedy
                   Stock Option Agreement for Jeanne G. Selzer
                  Stock Option Agreement for Valerie R. Silvey
                    Stock Option Agreement for Craig L. Smith
                    Stock Option Agreement for Jon W. Stewart
                 Stock Option Agreement for Douglas P. Swindall
                     Stock Option Agreement for Lon Tibbatts
                Stock Option Agreement for Kenneth P. Weatherwax
                            (Full title of the plans)
                             -----------------------

                             Ronald M Bendalin, Esq.
                                 General Counsel
                         FIRSTPLUS Financial Group, Inc.
                             1600 Viceroy, 4th Floor
                               Dallas, Texas 75235
                     (Name and address of agent for service)

                                 (214) 599-6400
          (Telephone number, including area code, of agent for service)
                             -----------------------

                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

========================================================================================================================
         Title of                    Amount               Proposed maximum          Proposed maximum        Amount of
     securities to be                to be                 offering price          aggregate offering     registration
        registered               registered (1)           per share (2)(3)            price (2)(3)           fee (3)
------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par         2,710,500 Shares               $53.06                  $86,064,310           $25,389
value per share
========================================================================================================================


(1) The securities to be registered include an aggregate of 2,710,500 shares reserved for issuance, including (i) 2,000,000 shares reserved for issuance under the Amended and Restated FIRSTPLUS Financial Group, Inc. 1998 Long-Term Incentive Plan (the "Plan"), (ii) 40,000 shares that have been issued or are reserved for issuance pursuant to restricted stock grants to Jack Roubinek (the "Restricted Stock") and
         (ii) 670,500 shares reserved for issuance under the individual stock option agreements listed above (collectively, the "Option Agreements").
(2)      Estimated solely for purpose of calculating the registration fee.
(3) Calculated pursuant to Rule 457(c) and (h) solely for the purposes of computing the registration fee. Accordingly, the price per share of common stock offered hereunder and aggregate offering price pursuant to the Plan and the Option Agreements are based upon (i) 2,000,000 shares of Common Stock reserved for issuance under the Plan, but not subject to outstanding stock options issued under any plan or option agreement, and 40,000 shares of the Restricted Stock that have been either issued or reserved for issuance, at a price of $29.66, which is the average of the highest and lowest price per share of Common Stock on the New York Stock Exchange, Inc. on August 17, 1998, and (ii) the following shares of Common Stock reserved for issuance under the Option Agreements at the following exercise prices:

              Number of Shares Subject to                       Exercise Price
         Outstanding Employee Share Options                      Per Share ($)
         ----------------------------------                     --------------


                    1,000                                             53.06
                   75,000                                             48.31
                   20,000                                             48.00
                    2,000                                             46.44
                    5,000                                             45.56
                    3,000                                             45.00
                  100,000                                             44.50
                    6,000                                             43.19
                   25,000                                             42.50
                    3,000                                             42.13
                    1,000                                             41.88
                   14,000                                             41.44
                    2,000                                             41.13
                   27,500                                             39.88
                    4,000                                             39.00
                    4,500                                             38.75
                   12,500                                             36.75
                    2,000                                             36.31
                    2,000                                             36.25
                    1,000                                             36.00
                  280,000                                             33.50
                   80,000                                             32.88

                                     PART I

Item 1.  Plan Information*

Item 2.  Registrant Information and Employee Plan Annual Information*


--------
     *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.
Included in Part I of this Registration Statement on Form S-8 is a reoffer prospectus concerning reoffers and resales of certain of the shares of Common Stock registered hereby, which is filed in reliance on General Instruction C to Form S-8.

                                  16,000 SHARES
                         FIRSTPLUS FINANCIAL GROUP, INC.
                                  COMMON STOCK

         This Prospectus relates to an aggregate of 16,000 shares (the "Shares") of Common Stock, par value $0.01 per share (the "Common Stock"), of FIRSTPLUS Financial Group, Inc. (the "Company"), which may be offered from time to time by the Selling Shareholder. See "Selling Shareholder." The Company will receive no part of the proceeds from such sales. See "Plan of Distribution." All expenses (other than commissions and discounts of underwriters, dealers or agents) incurred in connection with this offering are estimated to be approximately $2,500. All of such expenses will be paid by the Company.

         The Company has been advised by the Selling Shareholder that he may sell all or a portion of the Shares offered by this Prospectus from time to time
(i) on the New York Stock Exchange, Inc. (the "NYSE") at prices prevailing at the time of such sales or at prices reasonably related thereto, (ii) otherwise than on the NYSE at market prices prevailing at the time of the sale or at negotiated prices or (iii) by a combination of the foregoing methods of sale. The Selling Shareholder and any broker, dealer or other agent executing sell orders on behalf of the Selling Shareholder may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act"), in which event commissions received by any such broker, dealer or agent may be deemed to be underwriting commissions under the Act.

         The Common Stock of the Company is traded on the NYSE under the symbol "FP." On August 17, the last reported closing price of the Common Stock on the NYSE was $30.00 per share.

                               -------------------


          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
               OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                  ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                       REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.

                               -------------------

                 The date of this Prospectus is August 21, 1998.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such periodic reports, proxy statements, and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: New York Regional Office, 7 World Trade Center, Thirteenth Floor, New York, NY 10048; and Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W.,
Washington, D.C. 20549. Reports, proxy information statements and other information regarding registrants that file electronically with the Commission can be obtained at the following Web site maintained by the Commission: http://www.sec.gov.

         The Company's Common Stock is traded on the NYSE under the symbol "FP." Reports and other information concerning the Company can be obtained by contacting the New York Stock Exchange, Inc., at the following address: 20 Broad Street, New York, NY 10005, telephone number (212) 656-3000.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Commission are incorporated herein by reference:

         (1) The Company's Annual Report on Form 10-K filed with the Commission for the fiscal year ended September 30, 1997.

         (2) The Company's Quarterly Report on Form 10-QT/A filed with the Commission for the transition period ended December 31, 1997.

         (3) The Company's Quarterly Reports on Form 10-Q filed with the Commission for the quarters ended March 31, 1998 and June 30, 1998.

         (4) The Company's Current Reports on Form 8-K and Form 8-K/A filed with the Commission on May 29, 1998, May 5, 1998, March 12, 1998, February 5, 1998, December 23, 1997, December 22, 1997 and December 19, 1996.

         (5) The description of the Common Stock of the Company set forth in the Registration Statement on Form 8-A, dated January 5, 1998, filed with the Commission, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold at the time of such amendment.

         Any statement contained in a document incorporated by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained hereby or in any other subsequently filed document or in an accompanying prospectus supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company undertakes to provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of all documents incorporated herein by reference, other than exhibits. All requests for copies of such documents should be directed to: Ronald M Bendalin, FIRSTPLUS Financial Group, Inc., 1600 Viceroy, 4th Floor Dallas, Texas 75235, telephone number (214) 599-6400.

                                   THE COMPANY

         FIRSTPLUS  Financial  Group,  Inc. is a  specialized  consumer  finance company that originates, purchases, services and sells consumer finance receivables. The Company's primary loan product is a line of debt consolidation or home improvement loans secured by second liens on residential real property, with loan-to-value ratios typically exceeding 100% ("High LTV Loans"). The Company also originates, purchases and sells a variety of other loans, including non-conforming home equity loans ("Home Equity Loans"), conforming first lien loans and personal consumer loans. The Company sells substantially all of its High LTV Loans through its securitization program and retains rights to service these loans.

         The Company relies principally on the creditworthiness of the borrower for repayment of High LTV Loans. The Company's borrowers typically have limited access to consumer financing for a variety of reasons, primarily insufficient home equity values. The Company uses its own credit evaluation criteria to classify its applicants as "A+" through "D." The Company currently makes loans only to borrowers it classifies as "C+" or better. The Company's credit evaluation criteria include, as a significant component, a credit evaluation scoring methodology developed by Fair, Isaac and Company, a consulting firm specializing in creating default-predictive models through scoring mechanisms ("FICO").

         The Company's principal origination channel is its network of regional independent correspondent lenders ("Correspondents"). Correspondents are typically commercial banks, thrifts or finance companies that do not have the infrastructure to hold and service portfolios of High LTV Loans. The Company's Correspondents originate loans ("Correspondent Loans") using the Company's underwriting criteria and sell these loans to the Company.

         The Company continues to expand its origination channels through the use of telemarketing, direct mail, national advertising and a nationwide retail branch operation to originate loans directly to qualified borrowers ("Direct to Consumer Loans"). The Company is pursuing this strategy to continue to increase its Direct to Consumer Loan originations because the Company believes that this origination channel should prove to be more profitable and allow the Company to have better control over the quality of the Company's production. To achieve this goal, the Company is building national recognition of the FIRSTPLUS brand name through increased national advertising, the use of celebrity spokespersons, such as Dan Marino, a professional football player with the Miami Dolphins, and the sponsorship of other sports-related entities, such as the FIRSTPLUS NASCAR Racing Team. The Company employs innovative direct mail marketing techniques and currently mails approximately 500,000 pieces of mail per day. The Company processes Direct to Consumer originations through its telemarketing centers, retail branches and centralized processing centers.

         The Company sells substantially all of the High LTV Loans it originates and purchases through its securitization program and generally retains rights to service such loans. The Company earns servicing fees on a monthly basis primarily at a rate of 0.75% of the unpaid balance for loans it services.

         The Company is a Nevada corporation that was formed in October 1994. The Company's principal offices are located at 1600 Viceroy, Dallas, Texas 75235, and its telephone number is (214) 599-6400.

                               SELLING SHAREHOLDER

         This Prospectus covers resales of shares of restricted Common Stock that have been granted to Jack Roubinek (the "Selling Shareholder") and currently are vested. The following table sets forth, as of August 15, 1998, certain information regarding the beneficial ownership of the Common Stock of the Company as held by Jack Roubinek:




                                  Common Stock Beneficially            Shares of                  Common Stock
                                            Owned                    Common Stock              Beneficially Owned
            Name                    Prior to Offering (1)               Offered                After Offering (4)
            ----                    ---------------------               -------                ------------------
                                  Number (2)       Percent (3)                             Number (2)       Percent (3)
                                  ------           -----------                             ------           -----------
Jack Roubinek                     60,333           *                   16,000              44,333           *
Division President - Wholesale
Lending since 4/97; Senior Vice
President - Title I Direct
Lending 1/95 - 4/97

------------------

*        Less than 1%
(1) The person named in the table has sole voting and investment power with respect to all shares of Common Stock beneficially owned, subject to community property laws, if applicable.
(2) Includes options that are currently exercisable, or become exercisable within 60 days, to purchase 43,333 shares.
(3) As of July 31, 1998, there were 37,884,831 shares of Common Stock issued and outstanding.
(4) Assumes that all of the shares of Common Stock offered hereby are actually sold.


                              PLAN OF DISTRIBUTION

         This Prospectus covers the sale by the Selling Shareholder of the Shares. The Shares were acquired by the Selling Shareholder pursuant to restricted stock grants. See "Selling Shareholder." The Company has been advised by the Selling Shareholder that he may sell all or a portion of the Shares offered by this Prospectus from time to time (i) on the NYSE at prices prevailing at the time of such sales or at prices reasonably related thereto,
(ii) otherwise than on the NYSE at market prices prevailing at the time of the sale or at negotiated prices, or (iii) by a combination of the foregoing methods of sale. The Selling Shareholder and any broker, dealer or other agent executing sell orders on behalf of the Selling Shareholder may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act"), in which event commissions received by any such broker, dealer or agent may be deemed to be underwriting commissions under the Act. Such commissions received by a broker, dealer or agent may be in excess of customary compensation.

         The Company will pay all of the costs, expenses and fees incident to the offering and sale of the Shares to the public, other than commissions and discounts of underwriters, brokers, dealers or agents not paid by the purchasers of the Shares.


                                  LEGAL MATTERS

         The validity of the Common Stock offered hereby will be passed upon for the Company by Jenkens & Gilchrist, a Professional Corporation, 1445 Ross Avenue, Suite 3200, Dallas, Texas 75202-2711.


                                     EXPERTS

     The consolidated financial statements of FIRSTPLUS Financial Group, Inc. appearing in FIRSTPLUS Financial Group's Annual Report (Form 10-K) for the year ended September 30, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

         The Company has filed with the Securities and Exchange Commission, Washington, D.C., a Registration Statement on Form S-8 under the Act with respect to the Shares offered hereby. This Prospectus does not contain all the information included in such Registration Statement, certain portions of which are omitted as permitted by the rules and regulations of the Commission. The Registration Statement, including the exhibits and schedules filed herewith, may be inspected at the principal offices of the Commission in Washington, D.C., without charge, and copies of the material contained herein may be obtained from the Commission upon payment of the applicable copying charges. For further information with respect to the Company and the Shares offered hereby, reference is made to the Registration Statement and such exhibits and schedules.

--------------------------------------------------------------------------------


   No person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and if given or made, such information must not be relied upon as having been authorized by the Company or the Selling Shareholder. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, any securities other than the Shares offered hereby, or in any state or jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information herein is correct as of any time subsequent to the date hereof.








                   ------------------------------------------
                                TABLE OF CONTENTS
                   ------------------------------------------
                                                                            Page
                                                                            ----
Available Information.........................................................2
Incorporation of Certain Documents by
   Reference..................................................................2
The Company...................................................................3
Selling Shareholder...........................................................4
Plan of Distribution..........................................................5
Legal Matters.................................................................5
Experts.......................................................................5
Additional Information........................................................5


                   ------------------------------------------




--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
















                                  16,000 Shares





                         FIRSTPLUS FINANCIAL GROUP, INC.




                                  COMMON STOCK




                   ------------------------------------------

                                   PROSPECTUS

                   ------------------------------------------










                                 August 21, 1998




--------------------------------------------------------------------------------

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The registrant hereby incorporates by reference in this registration statement the following documents previously filed by the registrant with the Securities and Exchange Commission (the "Commission"):

         (1) The Company's Annual Report on Form 10-K filed with the Commission for the fiscal year ended September 30, 1997.

         (2) The Company's Quarterly Report on Form 10-QT/A filed with the Commission for the transition period ended December 31, 1997.

         (3) The Company's Quarterly Reports on Form 10-Q filed with the Commission for the quarters ended March 31, 1998 and June 30, 1998.

         (4) The Company's Current Reports on Form 8-K and Form 8-K/A filed with the Commission on May 29, 1998, May 5, 1998, March 12, 1998, February 5, 1998, December 23, 1997, December 22, 1997 and December 19, 1996.

         (5) The description of the Common Stock of the Company set forth in the Registration Statement on Form 8-A, dated January 5, 1998, filed with the Commission, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold at the time of such amendment.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         None.

Item 6.  Indemnification of Directors and Officers.

         (a) The Articles of Incorporation of the Registrant, together with its bylaws, provide that the Registrant shall indemnify officers and directors, and may indemnify its other employees and agents, to the fullest extent permitted by law. The laws of the State of Nevada permit, and in some cases require, corporations to indemnify officers, directors, agents and employees who are or have been a party to or are threatened to be made a party to litigation against judgments, fines, settlements and reasonable expenses under certain circumstances.

         (b) The Registrant has also adopted provisions in its Articles of Incorporation that limit the liability of its directors and officers to the fullest extent permitted by the laws of the State of Nevada. Under the Registrant's Articles of Incorporation, and as permitted by the laws of the State of Nevada, a director or officer is not liable to the Registrant or its stockholders for damages for breach of fiduciary duty. Such limitation of liability does not affect liability for (i) acts or omissions that involve intentional misconduct, fraud or a knowing violation of the law, or (ii) the payment of any unlawful distribution.

Item 7.  Exemption from Registration Claimed.

         None.

Item 8.  Exhibits.

         (a)      Exhibits.

                  The   following   documents  are  filed  as  a  part  of  this
registration statement.

         Exhibit        Description of Exhibit

         4.1* Amended and Restated Articles of Incorporation of the Company (Exhibit 3.1)

         4.2*           Amended and Restated Bylaws of the Company (Exhibit 3.2)

         4.3*           Specimen certificate for  common stock  of  the  Company
                        (Exhibit 4)

         4.4**          Stock Option Agreement for Rich Bailey

         4.5**          Stock Option Agreement for William P. Benac

         4.6            Stock Option Agreement for William G. Joiner

         4.7            Terms of Restricted Stock Grants to Jack Roubinek

         4.8            Amended    and Restated FIRSTPLUS  Financial Group, Inc.
                        1998 Long Term Incentive Plan

         5.1            Opinion   of   Jenkens   &   Gilchrist,  a  Professional
                        Corporation

         23.1           Consent  of   Jenkens  &   Gilchrist,   a   Professional
                        Corporation  (included in their opinion filed as Exhibit
                        5.1 hereto)

         23.2           Consent of Ernst & Young LLP

         24.1           Power  of   Attorney   (see   signature   page  of  this
                        registration statement)
----------------

* Filed as the exhibit shown in parenthesis contained in the Company's Registration Statement on Form S-1 (No. 33-96688) effective February 1, 1996, incorporated herein by reference.

** Substantially identical stock option agreements have been omitted pursuant to Instruction 2 to Item 601 of Regulation S-K (see attached schedule).


Item 9.  Undertakings.

         A. The undersigned registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, Texas, on August 21, 1998:

                                                 FIRSTPLUS FINANCIAL GROUP, INC.

                                                 By:   /s/ Daniel T. Phillips
                                                       -------------------------
                                                       Daniel T. Phillips
                                                       Chairman of the Board and
                                                       Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Daniel T. Phillips, Eric C. Green and Ronald M Bendalin, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming that each of said attorneys-in-fact and agents or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates included:


Signature                         Capacity                       Date
---------                         --------                       ----

 /s/ Daniel T. Phillips           Chairman of the Board          August 21, 1998
---------------------------       and Chief Executive Officer
Daniel T. Phillips                (Principal Executive Officer)

 /s/ Eric C. Green                President and Director         August 21, 1998
---------------------------
Eric C. Green

 /s/ William Benac                Chief Financial Officer        August 21, 1998
---------------------------       (Principal Financial and
William Benac                     Accounting Officer)

 /s/ John Fitzgerald              Director                       August 21, 1998
---------------------------
John Fitzgerald

 /s/ Dan Jessee                   Director                       August 21, 1998
---------------------------
Dan Jessee

 /s/ Paul Nussbaum                Director                       August 21, 1998
---------------------------
Paul Nussbaum

 /s/Paul Seegers                  Director                       August 21, 1998
---------------------------
Paul Seegers

 /s/ Sheldon I. Stein             Director                       August 21, 1998
---------------------------
Sheldon I. Stein

 /s/ J. Danforth Quayle           Director                       August 21, 1998
---------------------------
J. Danforth Quayle

 /s/ James R. Adams               Director                       August 21, 1998
---------------------------
James R. Adams

                                                 INDEX TO EXHIBITS

         Exhibit           Description of Exhibit
         -------           ----------------------

         4.1* Amended and Restated Articles of Incorporation of the Company (Exhibit 3.1)

         4.2*              Amended and Restated  Bylaws of the  Company (Exhibit
                           3.2)

         4.3*              Specimen certificate for common  stock of the Company
                           (Exhibit 4)

         4.4**             Stock Option Agreement for Rich Bailey

         4.5**             Stock Option Agreement for William P. Benac

         4.6               Stock Option Agreement for William G. Joiner

         4.7               Terms of Restricted Stock Grants to Jack Roubinek

         4.8               Amended and Restated FIRSTPLUS  Financial Group, Inc.
                           1998 Long Term Incentive Plan

         5.1               Opinion  of  Jenkens  &  Gilchrist,   a  Professional
                           Corporation

         23.1              Consent  of  Jenkens  &  Gilchrist,   a  Professional
                           Corporation (included in their opinion filed as Exhibit 5.1 hereto)

         23.2              Consent of Ernst & Young LLP

         24.1              Power  of  Attorney  (see   signature  page  of  this
                           registration statement)

----------------

* Filed as the exhibit shown in parenthesis contained in the Company's Registration Statement on Form S-1 (No. 33-96688) effective February 1, 1996, incorporated herein by reference.

** Substantially identical stock option agreements have been omitted pursuant to Instruction 2 to Item 601 of Regulation S-K (see attached schedule).